Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Epicor Announces Spinoff of Epicor Retail Solutions Business

Epicor Software Corporation and Epicor Retail Solutions Business to be Separated

Into Two Privately-Owned Companies under Funds Advised by Apax Partners;

Proposed Debt Refinancing to Fund Spinoff

AUSTIN, Texas, May 11, 2015 – Epicor Software Corporation, a global leader in business software solutions for manufacturing, distribution, retail and services organizations, today announced a spinoff of the Retail Solutions Business into a separate privately-held company under common ownership by funds advised by Apax Partners.

Referred to as “SpinCo” until the transaction is finalized, the Epicor Retail solutions business continues under the leadership of Noel Goggin, executive vice president and general manager, currently reporting to Joe Cowan, president and chief executive officer, Epicor Software. Epicor also announced a simplified corporate structure aligned to its ‘customer-first’ culture – see news release: Epicor Announces New Business Initiatives to Enhance Customer Experience and Accelerate Growth.

“The spinoff of our retail business will ultimately deliver increased value to the customers of both resulting companies,” said Cowan. “We believe this move will enable both businesses to become more focused, better positioned for growth and capitalize on the unique competitive opportunities faced by each.”

“It is a very dynamic and transformational time in retail and I am thrilled with the opportunities an independent, focused entity offers us to better serve our clients. SpinCo will be uniquely positioned to bring advanced technology and entrepreneurial innovation into today’s fast-paced environment of global retail,” said Goggin.

“We are excited about the potential for both Epicor and SpinCo. Both companies will have strong management teams and will be well positioned for future growth opportunities. The focus of each entity on their core markets will result in an even better customer experience,” said Jason Wright, Apax Partners.

In addition, Epicor announced a proposed debt offering of $2.1 billion. The proceeds will be used to refinance the Company’s outstanding $1.3 billion in debt obligations, refinance $400 million of notes held by the Company’s indirect parent and to fund a dividend distribution to shareholders.

The completion of the debt refinance and related spinoff transaction are expected to occur in June 2015. For this transaction, Jefferies Group LLC is serving as financial advisors and Kirkland & Ellis is serving as outside legal counsel to Epicor.

– More –

Epicor Announces Spinoff of Epicor Retail Solutions Business

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates globally and has more than 30 years of investing experience. Apax Partners has advised funds that total over $40 billion around the world in aggregate. Funds advised by Apax invest in companies across four global sectors of Consumer, Healthcare, Services and Tech & Telco. These funds provide long-term equity financing to build and strengthen world-class companies. For further information about Apax, please visit www.apax.com.

About Epicor Software Corporation

Epicor Software Corporation is a global leader delivering inspired business software solutions to the manufacturing, distribution, retail and services industries. With over 40 years of experience serving small, midmarket and larger enterprises, Epicor has more than 20,000 customers in over 150 countries. Epicor enterprise resource planning (ERP), retail management software, supply chain management (SCM), and human capital management (HCM) enable companies to drive increased efficiency and improve profitability. With a history of innovation, industry expertise and passion for excellence, Epicor provides the single point of accountability that local, regional and global businesses demand. The Company’s headquarters are located in Austin, Texas, with offices and affiliates worldwide. For more information, visit www.epicor.com.

Follow Epicor news on Twitter @Epicor, @Epicor_Retail, @Epicor_DIST, @Epicor_MFG, @EpicorEMEA, @EpicorUK, @EpicorAPAC, @EpicorLAC and @EpicorRU.

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Epicor and the Epicor logo are trademarks or registered trademarks of Epicor Software Corporation, registered in the United States and other countries. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “seek”, “will”, “may” or similar expressions. These forward-looking statements include statements regarding the Company’s new business initiatives, including the effect of such initiatives on the future operations and strategies of company, employment of certain executives and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties, including, without limitation, risks associated with market and economic conditions, and the risks and uncertainties described in Epicor’s Annual Report on Form 10-K for the year ended September 30, 2014 and Quarterly Reports on Form 10-Q. Actual results may differ materially from those expressed or implied in the forward-looking statements. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements except as required by applicable law.

Contacts:	Lisa Preuss
Sr. Director, Corporate Communications Epicor Software Corporation +1 949 585 4235 lpreuss@epicor.com